Exhibit 10.2

First Amendment TO lease

This first Amendment to lease (this "First Amendment") is made and entered into effective as of June 6, 2025 (the "Effective Date") by and between HCP LIFE SCIENCE REIT, INC., a Maryland corporation ("Landlord") and KURA ONCOLOGY, INC., a Delaware corporation ("Tenant").

R E C I T A L S

A.
Landlord is the owner of that certain building located at 4930 Directors Place, San Diego, California 92121 (the "Building").
B.
Landlord and Tenant are parties to that certain Lease dated as of January 13, 2025 (the "Lease") whereby Landlord agreed to lease to Tenant, and Tenant agreed to lease from Landlord, those certain premises (the "Existing Premises") containing approximately 32,512 rentable square feet, consisting of the entire fifth (5th) floor of the Building (for purposes of clarification, as of the Effective Date, the Lease Commencement Date has yet to occur).
C.
Landlord and Tenant now desire to amend the Lease to (i) provide for the lease by Tenant from Landlord, on a temporary basis, of that certain space (the "Temporary Premises") containing approximately ten (10) private offices, and depicted on the floor plan attached hereto as Exhibit A, and (ii) modify certain terms and provisions of the Lease, all as hereinafter provided.
D.
Landlord and Tenant are executing this First Amendment in order to modify certain terms of the Lease.

A G R E E M E N T

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.
Capitalized Terms. All capitalized terms when used herein shall have the same meanings as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.
2.
Condition Precedent. As a condition precedent to the effectiveness of this First Amendment, Genesis Therapeutics, Inc., a Delaware corporation ("Prior Tenant"), as Landlord's existing tenant for the Temporary Premises, shall have surrendered and vacated the Temporary Premises to Landlord in accordance with the terms of its lease and Landlord shall have provided written notice to Tenant of same (collectively, the "Prior Tenant Contingency").
3.
Temporary Premises.
3.1
Addition of Temporary Premises; Temporary Premises Right. Following the date that the Prior Tenant Contingency is satisfied, Tenant shall have the one-time right upon three (3) business days written notice to Landlord to lease the Temporary Premises from Landlord for the Temporary Premises Term (defined below) ("Temporary Premises Right"). The Temporary Premises Right as provided in this Section 3.1 may not be exercised if, as of the date of the attempted exercise of such right by Tenant, Tenant is in default (beyond applicable notice and cure periods) under the Lease.

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Notwithstanding the foregoing, if Tenant does not elect to exercise the Temporary Premises Right by October 1, 2025, then the Temporary Premises Right shall be deemed void and of no further force or effect.
3.2
Temporary Premises Term. The lease term for the Temporary Premises shall commence as of the date which is three (3) business days after Landlord's receipt of the notice set forth in Section 3.1 above ("Temporary Premises Commencement Date") and continue until the earlier of (i) October 31, 2025 and (ii) the expiration or earlier termination of the Lease (the "Temporary Premises Expiration Date"). The period of Tenant's lease of the Temporary Premises, commencing as of the Temporary Premises Commencement Date and continuing until the Temporary Premises Expiration Date, shall be referred to herein as the "Temporary Premises Term".
3.3
Temporary Premises Terms and Conditions. Except as specifically provided in this First Amendment, all obligations of Tenant contained in the Lease with respect to the Existing Premises (including, without limitation, Tenant's indemnification and repair obligations and Tenant's obligation to obtain and maintain insurance) shall be applicable with respect to the Temporary Premises during the Temporary Premises Term; provided, that: (i) Tenant shall not be obligated to pay Base Rent for the Temporary Premises during the Temporary Premises Term, (ii) Tenant shall have no right to alter or improve the Temporary Premises, (iii) Tenant shall have no right to sublease or otherwise transfer any interest in the Temporary Premises, (iv) Tenant shall accept the Temporary Premises in its existing, "as is" condition, the terms of the Tenant Work Letter (as defined in the Lease) shall be inapplicable to the Temporary Premises, and Landlord shall have no obligation to provide or pay for improvements of any kind with respect to the Temporary Premises, (v) Landlord shall have the right to relocate the Temporary Premises from time to time, but not more than once during the Temporary Premises Term, (vi) all references in Section 4.2.3(o), Section 5.3.1.2, Section 5.3.1.3, Section 5.3.3, Section 10.3.2, and Section 10.4 of the Lease to the "Lease Commencement Date" shall mean and refer to the "Temporary Premises Commencement Date" for the Temporary Premises, but shall continue to mean and refer to the "Lease Commencement Date" for the Existing Premises, (vii) neither Landlord nor Tenant shall have any right to terminate the Lease as a result of any damage, destruction or condemnation pertaining only to the Temporary Premises, (viii) Tenant shall not have any right to install the Security System as defined in Section 8.8 of the Lease with respect to the Temporary Premises, (ix)Tenant shall not have any right to extend the Temporary Premises Term or expand the Temporary Premises, (x) Tenant shall not have any right to connect to the Emergency Generator as defined in Section 6.5 of the Lease with respect to the Temporary Premises, (xi) Tenant shall not have any right to install Rooftop Equipment as defined in Section 8.7 of the Lease with respect to the Temporary Premises, (xii) Tenant shall have no signage rights with respect to the Temporary Premises, (xiii) the Temporary Premises shall be used only for general office use, all (a) consistent with first class office projects in San Diego, California, and (b) in compliance with, and subject to, Applicable Laws, and (ix) during the Temporary Premises Term, Tenant shall be entitled to thirty (30) unreserved parking passes, free of charge and, in all cases subject to the terms of Article 28 of the Lease. Tenant shall surrender the Temporary Premises and Existing FF&E (as defined below) upon the expiration of the Temporary Premises Term in the condition received (reasonable wear and tear excepted), failing which Landlord shall, at Tenant's sole cost and expense, repair and restore the Premises and Existing FF&E to the condition existing prior to Landlord's delivery thereof to Tenant. Any such amounts due to Landlord from Tenant hereunder shall be paid by Tenant within ten (10) business days following demand. In the event that Tenant shall fail to timely vacate and surrender the Temporary Premises upon the expiration of the Temporary Premises Term, then the terms of Article 16 of the Lease shall be applicable (with the holdover rent due thereunder to be calculated as if Tenant had paid monthly Base Rent for the Temporary Premises during the Temporary Premises Term at the per rentable square foot rate payable by Tenant for the Premises as of the Lease Commencement Date).

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3.4
Existing FF&E. During the Temporary Premises Term, Landlord hereby grants Tenant a license to use, free of additional charge to Tenant, the Existing FF&E in the Temporary Premises. Landlord makes no representation or warranty, express or implied, with respect to physical condition, merchantability or fitness for any particular purpose or any other matter regarding the Existing FF&E, it being the intention of Landlord and Tenant to expressly negate and exclude all such warranties, including, without limitation, the implied warranties of merchantability and fitness for any particular purpose, warranties created by any affirmation or fact or promise or by any description of the Existing FF&E, and all other representations and warranties whatsoever contained in or created by the Uniform Commercial Code of California. Tenant does hereby accept such license to use the Existing FF&E and acknowledges and agrees that it takes the Existing FF&E "as is," "where is" and without representation or warranty, express or implied, as to physical condition, fitness for any particular purpose or any other matter regarding the Existing FF&E. As used herein the term "Existing FF&E" means, collectively, the furniture, trade fixtures, equipment and other items of movable personal property that exist in the Temporary Premises as of the Temporary Premises Commencement Date (if any), which such Existing FF&E does not include, for the avoidance of doubt, any non-trade fixtures, leasehold improvements or other property (personal or real) of Landlord.
4.
Tenant's Share. During the Temporary Premises Term, Tenant shall pay to Landlord, without prior notice or demand, Tenant's Share of Direct Expenses with respect to the Temporary Premises payable in monthly installments in advance on or before the first day of each and every calendar month during the Temporary Premises Term, without any setoff or deduction whatsoever, provided that Tenant's Share with respect to the Temporary Premises, only, during the Temporary Premises Term shall equal six and fifteen hundredths percent (6.15%) (i.e., 10,174 rentable square feet in the Temporary Premises/165,543 rentable square feet in the Building).
5.
Delivery of Temporary Premises. Landlord shall be deemed to have tendered possession of the Temporary Premises to Tenant upon the date (the "Temporary Premises Possession Date") that Landlord provides Tenant with a key or access card to the Temporary Premises, and no action by Tenant shall be required therefor. All references in Section 5.3.8 and Section 24 of the Lease to the "Possession Date" shall mean and refer to the "Temporary Premises Possession Date" for the Temporary Premises, but shall continue to mean and refer to the "Possession Date" for the Existing Premises. For the avoidance of doubt, the late delivery penalties in Section 1.1.1 of the Lease (i.e. Tenant's abatement right and termination right) shall not be applicable to the Temporary Premises. Notwithstanding anything to the contrary, during the Temporary Premises Term, Landlord may perform certain work in the Temporary Premises and adjacent Common Areas as more particularly described on Exhibit B attached hereto (collectively, "Landlord's Temporary Premises Work"). Tenant acknowledges that Landlord will be performing Landlord's Temporary Premises Work during Tenant's occupancy of the Temporary Premises and Tenant agrees that: (A) Tenant shall reasonably cooperate with Landlord and Landlord's schedule of performance of Landlord's Temporary Premises Work so that Landlord may timely perform Landlord's Temporary Premises Work without unreasonable interference from Tenant; and (B) Tenant shall accept all inconveniences associated with the performance of Landlord's Temporary Premises Work and agrees that the performance of Landlord's Temporary Premises Work shall not constitute a constructive eviction of Tenant, nor entitle Tenant to any rent abatement, compensation or other damages from Landlord, nor subject Landlord to any liability, except for any injury to persons or damage to property (but not loss of business or other consequential damages) to the extent caused by Landlord's gross negligence or willful misconduct and not insured or required to be insured by Tenant under the Lease, as hereby amended.
6.
CASp Provisions. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Temporary Premises has not

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undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows:

"A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant with respect to the Temporary Premises shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord; and (b) pursuant to Article 24 of the Lease, Tenant, at its cost, is responsible for making any repairs within the Temporary Premises to correct violations of construction-related accessibility standards; and, if anything done by or for Tenant in its use or occupancy of the Temporary Premises shall require repairs to the Building (outside the Temporary Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs.

7.
Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment, excepting only the Brokers specified in Section 12 of the Lease, and they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the Brokers, occurring by, through, or under the indemnifying party. The terms of this Section 7 shall survive the expiration or earlier termination of the term of the Lease, as hereby amended.
8.
Counterparts. This First Amendment may be executed in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Further, the parties agree that this First Amendment may be signed and/or transmitted by electronic mail of a .PDF document or electronic signature (e.g., DocuSign or similar electronic signature technology) and thereafter maintained in electronic form, and that such electronic record shall be valid and effective to bind the party so signing as a paper copy bearing such party's handwritten signature. The parties further consent and agree that the electronic signatures appearing on this First Amendment shall be treated, for purpose of validity, enforceability and admissibility, the same as hand-written signatures.
9.
No Further Modification. Except as amended by this First Amendment, the Lease is not otherwise amended, and the Lease remains in full force and effect, as amended hereby. In the event of a conflict between the terms of this First Amendment and the terms of the Lease, the terms of this First Amendment shall control.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the Effective Date.

LANDLORD:
HCP LIFE SCIENSE REIT, INC., a Maryland corporation
By: /s/ Scott R. Bohn
Name: Scott R. Bohn Its: Chief Development Officer

TENANT:
KURA ONCOLOGY, INC., a Delaware corporation
By: /s/ Kathleen Ford
Name: Kathleen Ford Its: Chief Operating Officer

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EXHIBIT A

DEPICTION OF TEMPORARY PREMISES

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EXHIBIT B

LANDLORD'S TEMPORARY PREMISES WORK

[see attached]

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AREA OF WORK
TEMPORARY WALL
TEMPORARY WALLS TO BE ERECTED
ACCESS TO SUITE
RECEPTION
1800
(E) MEN'S RESTROOM
1202
(E) WOMEN'S RESTROOM
1204
(E) JANITOR
1203
(E) STAIR
1223
(E) ELEC.
1222
MAIN LAB
1224
PRINTER STATION
ALIGN
CR
TYP.
A.5
B
B.5
C
C.5

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